UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2010

PALMETTO BANCSHARES, INC.

(Exact Name of Registrant As Specified in Its Charter)

South Carolina	0-26016	74-2235055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

306 East North Street, Greenville, South Carolina	29601
(Address of Principal Executive Offices)	(Zip Code)

(800) 725-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On October 7, 2010, Palmetto Bancshares, Inc. (the “Company”) consummated the previously disclosed private placement transaction (the “Private Placement”) pursuant to which the Company issued 39,975,980 shares of its common stock to CapGen Capital Group V LP (“CapGen”) and certain additional investors, including affiliates of Patriot Financial Partners, L.P. (“Patriot”) and affiliates of Sandler O’Neill Asset Management (“Sandler”) (collectively, the “Investors”), at $2.60 per share pursuant to the terms of a Stock Purchase Agreement (as amended by Amendment No. 1 dated as of June 8, 2010 and Amendment No. 2 dated as of September 22, 2010, the “Stock Purchase Agreement”). Howe Barnes Hoefer & Arnett, Inc. served as the Company’s sole placement agent. The net proceeds of the Private Placement, after deducting commissions and estimated expenses to be paid by the Company of $8.5 million, were approximately $95.4 million of which approximately $1.4 million was retained by the Company and approximately $94 million was contributed to its wholly owned subsidiary, The Palmetto Bank, as a capital contribution.

The Private Placement was conducted in reliance on the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The offerings and sales were made to a limited number of accredited or sophisticated investors, and the investors had access to our SEC filings. The Shares may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

A copy of the Company’s press release announcing the consummation of the Private Placement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2010, on that day at the Company’s Annual Meeting of Shareholders, the Company’s shareholders approved an amendment to Article Four of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 75,000,000 shares and to reduce the par value of the Company’s common stock from $5.00 per share to $0.01 per share. On August 11, 2010, the Company filed Articles of Amendment with the South Carolina Secretary of State to amend Article Four of the Articles of Incorporation as described above. A copy of the Articles of Amendment to the Company’s Articles of Incorporation, which was not required to be filed with the SEC at the time of filing with the South Carolina Secretary of State, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01(d)	Exhibits.

Exhibit No.	Exhibit

3.1	Articles of Amendment to the Company’s Articles of Incorporation, as filed with the South Carolina Secretary of State on August 11, 2010.

99.1	News Release dated October 7, 2010.

Important Information

The sale of common stock by the Company to the institutional investors has been completed. Such shares have not been registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration. This News Release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:	/s/ Samuel L. Erwin
Name:	Samuel L. Erwin
Title:	Chief Executive Officer

Date: October 7, 2010

Exhibit Index

Exhibit No.	Exhibit

3.1	Articles of Amendment to the Company’s Articles of Incorporation, as filed with the South Carolina Secretary of State on August 11, 2010.

99.1	News Release dated October 7, 2010.

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